Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”), dated as of May 31, 2024, is entered into with reference to that certain Securities Purchase Agreement, dated as of June 26, 2022 (as amended by that certain Assignment, Waiver and Amendment Agreement, dated as of November 15, 2023, by and among AgEagle Aerial Systems Inc., a Nevada corporation (“Company”), the Assignor (as defined below) and the other parties thereto, and as may be further amended or supplemented from time to time, the “Purchase Agreement”), by and among the Company and Alpha Capital Anstalt, as the purchaser (“Assignor”), pursuant to which the Assignor purchased an aggregate of 10,000 shares of Company’s Series F Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase up to 16,129,032 shares of the Company’s common stock (the “Warrants”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

WHEREAS, in accordance with Section 2.4 of the Purchase Agreement, which section was amended on February 8, 2024, during the period beginning on the initial Closing Date and ending on the 24 month anniversary of the Company’s receipt of Shareholder Approval, the Assignor has the right to purchase additional Preferred Stock and Warrants from the Company, in minimum aggregate Subscription Amount tranches of $1,000,000 each (the “Minimum Subscription Requirement”), up to a total aggregate additional Stated Value of Preferred Stock equal to $25,000,000 (the “Additional Investment Right”);

WHEREAS, the Company received Shareholder Approval on February 3, 2023;

WHEREAS, in consideration of $1, receipt of which is hereby acknowledged, the Assignor desires to transfer and assign to the undersigned assignees (collectively, the “Assignees”), and each Assignee desires to assume, severally and not jointly, all rights and obligations under the Transaction Documents with respect to an aggregate $525,000 of the Additional Investment Right from Assignor (the “Transferred Investment Right”), including (without limitation) the right and obligation to purchase additional Preferred Stock and Warrants corresponding to such Transferred Investment Right;

NOW THEREFORE, for value received, the Company, Assignor and each Assignee (as applicable) hereby agree as follows:

1. Assignor hereby sells, assigns and transfers to each Assignee, and each Assignee hereby purchases and assumes from Assignor, the Transferred Investment Right and Assignor’s rights and obligations under the Transaction Documents, solely with respect to the Transferred Investment Right, effective as of May 31, 2024 (the “Effective Date”), including (without limitation) the right to purchase additional Preferred Stock and Warrant equal to the Transferred Investment Right. Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

2. Each Assignee hereby makes and confirms the representations and warranties in Section 3.2 of the Purchase Agreement as a “Purchaser” with same force and effect as if such representations and warranties were set forth herein in in their entirety for the express benefit and reliance of the Assignor and the Company.

3. By execution and delivery of this Agreement, each Assignee will be deemed to be a “Purchaser” under the Transaction Documents and authorizes this Agreement to be attached to the Transaction Documents, solely with respect to the Transferred Investment Right, and each Assignee hereby agrees with the Company, contemporaneously with the execution of this Agreement, to exercise the Transferred Investment right in full.

4. From and after the Effective Date, (a) each Assignee shall be a party to the Transaction Documents and, to the extent provided in this Agreement with respect to the Transferred Investment Right, have the rights and obligations of a Purchaser thereunder and (b) Assignor shall, to the extent provided in this Agreement solely with respect to the Transferred Investment Right, relinquish their rights (other than indemnification rights) and be released from its obligations under the Transaction Documents.

5. The Company and the Assignor hereby agree that in consideration of the Assignor’s agreements hereunder, the Company hereby agrees to reduce the Exercise Price (as defined in the Existing Warrants) of Company’s common stock purchase warrants, issued to the Assignor on June 5, 2023 (the “Existing Warrants”), having a current exercise price of $7.60 per share, to $0.60 per share.

6. This Agreement shall be subject to the provisions regarding governing law set forth in Section 5.9 of the Purchase Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

7. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy or other electronic means of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGEAGLE AERIAL SYSTEMS INC., as Company

By:
Name:
Title:

ALPHA CAPITAL ANSTALT, as Assignor

By:
Name:
Title:

[ ], as Assignee (only with respect to Sections 1-4, 6 and 7)

By:
Name: